                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF LEAP WIRELESS INTERNATIONAL, INC.

                                                  DATE OF ACQUISITION
                     NAME                           OR ORGANIZATION                  COUNTRY
----------------------------------------------    -------------------      ---------------------------
QUALCOMM Telecommunications Limited               September 23, 1998       Cayman Islands
Metrosvyaz Limited                                September 23, 1998       Cypress
QUALCOMM Telecommunications Limited               September 23, 1998       Isle of Man
Orrengrove Investments Limited                    September 23, 1998       Cypress
Transworld Telecommunications (Bermuda), Ltd.     September 23, 1998       Bermuda
Transworld Telecommunications, Inc.               September 23, 1998       Delaware
Transworld Telecommunications Services, Inc.      September 23, 1998       Delaware
Inversiones Leap Wireless Chile S.A.              September 23, 1998       Chile
Chilesat Telefonia Personal S.A.                  September 23, 1998       Chile
Leap PCS Mexico, Inc.                             September 23, 1998       California
Leap Wireless Mexico, S.A. de C.V.                  October  8, 1998       Mexico
Pegaso Telecomunicaciones, S.A. de C.V.           September 23, 1998       Mexico
Pegaso Comunicaciones y Sistemas, S.A. de C.V.    September 23, 1998       Mexico
Pegaso PCS, S.A. de C.V.                          September 23, 1998       Mexico
Pegaso Humanos Recursos, S.A. de C.V.             September 23, 1998       Mexico
OzPhone Pty Ltd.                                  September 23, 1998       New South Wales, Australia
Chase Telecommunications Holdings, Inc.           September 23, 1998       Delaware
Chase Telecommunications, Inc.                    September 23, 1998       Delaware
Cricket Holdings, Inc.                               August 26, 1998       Delaware
Cricket Communications, Inc.                         August 26, 1998       Delaware
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